                                 Exhibit 10.2.4

               Fifth Amendment and Loan Modification Agreement between Harrington Financial Group, Inc. and Mark Twain Kansas City Bank (now FIRSTAR Bank, N.A., Overland Park), dated January 31, 2001 (modifies version set forth in Exhibits 10.2, 10.2.1, 10.2.2 and 10.2.3)

                 FIFTH AMENDMENT AND LOAN MODIFICATION AGREEMENT

THIS FIFTH AMENDMENT AND LOAN MODIFICATION AGREEMENT ("Fifth Amendment") is entered into as of January 31, 2001, by and between FIRSTAR BANK N. A., OVERLAND PARK, a national banking association and successor-in-interest to Mark Twain Kansas City Bank ("Lender") and HARRINGTON FINANCIAL GROUP, INC., formerly known as Financial Research Corporation, an Indiana corporation ("Borrower").

                                    RECITALS

A. Borrower is presently indebted to Lender as evidenced by that certain Fourth Amended and Restated Promissory Note dated June 30, 2000, in the original maximum principal amount of $13,000,000, executed by Borrower in favor of Lender, (collectively the "Fourth Amended Note").

B. The Fourth Amended Note was issued pursuant to that certain Fourth Amendment and Loan Modification Agreement dated June 30, 2000 (the "Fourth Amendment"), between Borrower and Lender, which amended that certain Third Amendment and Loan Modification Agreement between Lender and Borrower dated January 13, 1997, (the "Third Amendment"), which amended by that certain Second Amendment and Loan Modification Agreement dated July 26, 1996, (the "Second Amendment") between Borrower and Lender, which amended that certain First Amendment and Loan Modification Agreement dated July 21, 1995, among Borrower, Lender, Smith Breeden Associates, Inc., a Kansas corporation, and Douglas T. Breeden (the "First Amended Loan Agreement") and that certain Loan Agreement dated April 14, 1994, between Borrower and Lender (collectively, the "Loan Agreement"). The Fourth Amendment, Fourth Amended and Restated Promissory Note, Third Amended Note, Third Amendment, Second Amended Note, Second Amendment, First Amended Loan Agreement and the Loan Agreement are sometimes collectively referred to herein as the "Loan Documents."

C. The Loan Documents are secured by (i) a General Pledge Agreement from Borrower, pledging 100% of the outstanding stock of Harrington Bank, FSB ("Harrington") to Lender ("Pledge Agreement"); (ii) a Security Agreement from Borrower in favor of Lender providing a blanket security interest in all of Borrower's assets ("Security Agreement"); (iii) an Assignment of Life Insurance Policy, dated July 21, 1995, on the life of Douglas T. Breeden in the amount of $1,000,000 from Borrower ("Breeden Life Insurance Assignment"); and (iv) an Assignment of Life Insurance Policy, dated June 13, 1994, on the life of Craig Cerny in the amount of $250,000 from Borrower ("Cerny Life Insurance Assignment"). The Pledge Agreement, the Security Agreement, the Breeden Life Insurance Assignment and the Cerny Life Insurance Assignment are collectively referred to as the "Security Documents."

D. The outstanding principal balance of the Fourth Amended Note as of the date hereof is $13,000,000.00.

E. Borrower has requested that Lender extend the term of the, Fourth Amended Note and of the Loan evidenced and secured by the Loan Documents and by the Security Documents to September 30, 2001, and Lender and Borrower have agreed to the terms of such extension as herein set forth.

NOW, THEREFORE, the parties hereby agree: as follows:

        1. Conditions Precedent. The modifications described in this Fifth Amendment and the obligations of Lender set forth in this Fifth Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

a. Documents to be Delivered. Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, fully executed, and otherwise satisfactory to
     Lender:

i.                      this Fifth Amendment;

ii. the Fifth Amended and Restated Promissory Note in the form attached hereto as Exhibit "A" (the "Fifth Amended Note");

iii. a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Fifth Amendment and the Fifth Amended Note, certified by the Secretary of Borrower;

iv. an incumbency certificate, executed by the Secretary of Borrower, which shah identify by name and title and bear the signatures of all of the officers of Borrower executing this Fifth Amendment and the Fifth Amended Note;

v. a Federal Reserve Form U-l purpose statement from Borrower.

b. Fees. Upon the execution of this Fifth Amendment Borrower, agrees to pay to Lender a loan renewal fee of $zero which Lender shall pay attorney's fees incurred by Lender up to $950.00 in connection with this Fifth Amendment.

        2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a. Maximum Facility. Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety as follow:

                Maximum Facility. The total principal amount which has been advanced by Lender to Borrower under this Agreement is Twelve Million Nine Hundred and Ninety-Five Dollars ($12,995,000) (the "Loan Facility"); The Loan Facility shall be evidenced by a $12,995,000 non-evolving loan which has been fully-funded prior to the date of this Fifth Amendment (the "Term Loan") and evidenced by that certain Promissory Note of even date herewith in the original principal amount of $12,995,000 (the "Term Note", a "Fifth Amended Note").

b. Note. Section 2.04 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                2.04 Note. The Loan shall be evidenced by and repaid in accordance with a promissory note in the form attached hereto as Exhibit "A", and incorporated herein by this reference (as the same may from time to time be amended or modified (the "Note").

c. Principal and Interest Payments. Section 2.06 (a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                (a) Beginning March 31, 2001, and on the last day of each month thereafter, Borrower shall make quarterly payments of interest only to Lender at the place designated in Section 2.09 hereof.

d. 2.07 Maturity Date: The maturity date of, the Loan shall .be September 30, 2001 (the "Maturity Date"), on which date all outstanding accrued interest and unpaid principal shall be due and payable. The rights of Lender and the Obligations of Borrower shall nonetheless survive the Maturity Date of the Loan and continue until ail amounts due under the Note and all Obligations of Borrower to Lender have been paid and discharged in full.

e. Section 5 of the Loan Agreement is hereby amended to add the following affirmative covenants:

                5.13 Net Income of Harrington Bank. The net income of Harrington Bank shall equal the following quarterly amounts:
                $593,000.00 for the quarter ending March 1, 2001; $651,000.00 for the quarter ending June 1, 2001; and, $712,000.00 for the quarter ending September 1, 2001; or, at Borrower's election, provided that Harrington Bank maintain a minimum of $500,000.00 in cash on its balance sheet at the end of each quarter, the net income of Harrington Bank may be as follows: $386,000.00 for the quarter ending March 1, 2001; $420,000.00 for the quarter ending June 1, 2001; or, $463,000.00 for the quarter ending September 1, 2001.

f. Restriction on Dividends. Section 6.03 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                6.03 Restriction on Dividends. (i) Pay any dividends which exceed $.03 (approximately $97,500.00) per currently outstanding share of stock, paid quarterly or (ii) permit any stock repurchases other than on a quarterly basis and which quarterly repurchases shall not exceed the amount of $150,000.00 paid quarterly for the quarters ending March 1, 2001, June 1, 2001, and September 1, 200l.

g. Section 8 of the Loan Agreement is hereby amended to provide an additional Event of Default as follows:

                8.01 Craig J. Cerny ceases to be President and Director of Borrower.

        3. No Default. Borrower hereby represents and warrants that it is not in default under any of the terms or provisions of the Loan Documents or Security Documents, and no "Event of Default" (as such term is defined in any of the Loan Documents), nor any condition, event, act or omission which would constitute, with notice, or the passage of time, or both, an "Event of Default," exits as of the date of this Fifth Amendment.

        4. Due Authorization, Valid and Binding on Borrower. Borrower represents and warrants to Lender that the execution and delivery by Borrower this Fifth Amendment and the Fifth Amended Note has been duly and properly made and authorized, and the Loan Documents and Security Documents, as modified by this Fifth Amendment and the Fifth Amended Note constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

        5. Ratification of Loan Documents. Except as specifically modified hereby, the Loan Documents, the Security Documents and all of the terms, conditions, and covenants contained therein shall remain in full force and effect, and Borrower hereby fully ratify and confirm such Loan Documents and Security Documents. Without limiting the generality of the forgoing, Borrower
(i) hereby confirm that the Security Documents continue to secure the Fifth Amended Note, the Loan Agreement (as modified by this Fifth Amendment) and the other Security Documents, and (ii) hereby ratifies and reaffirms, as if made on the date of this Fifth Amendment, each of the representations and warranties contained in the Loan Documents and the Security Documents.

        6. Release of Lender. Borrower for itself and for its heirs, executors, successors and assigns, hereby releases, acquit and forever discharges Lender and all of Lender's stockholders, directors, officers, employees, agents and representatives (collectively, the "Released Parties") from any and all actions, causes of action, claims, counterclaims, debts, demands, liabilities, obligations, and setoffs of any kind and character, whether known or unknown, which arise out of acts or omissions of the Released Parties prior to or on the date hereof and relating in any manner whatsoever to Borrower's dealings and communications with Lender, the Loan Documents, the Security Documents and/or the negotiation and execution of this Fifth Amendment.

        7. Governing: Law. This Fifth Amendment shall be construed and enforced in accordance with the laws of the State of Kansas.

        8. Defined Terms. Except as otherwise specifically defined herein, all capitalized terms shall have the same meaning given to such term in the Loan Agreement.

        9. Entire Agreement. THE PARTIES AGREE THAT THIS ENTIRE AGREEMENT IS NONSTANDARD AND CONTAINS SUFFICIENT SPACE FOR THE PLACEMENT OF NONSTANDARD TERMS. THIS AGREEMENT (AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO) CONTAIN ALL OF THE AGREEMENTS AND IS INTENDED TO BE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT OF BORROWER AND LENDER, AND SUPERSEDES ANY AND ALL PRIOR DISCUSSIONS AND/OR AGREEMENTS RELATIVE THERETO. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. BORROWER AND LENDER HEREBY INITIAL THIS PROVISION AS AN AFFIRMATION THAT NO UNWRITTEN, ORAL CREDIT AGREEMENTS BETWEEN THE PARTIES EXIST.

                      Borrower's Initials   /s/

                      Lender's Initials     /s/

              (REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK)

(SIGNATURE PAGE FOR FIFTH AMENDMENT AND LOAN MODIFICATION AGREEMENT)

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment on the day and year first above written.

                          HARRINGTON FINANCIAL GROUP, INC., AN
                          INDIANA CORPORATION (FORMERLY KNOWN AS
                          FINANCIAL RESEARCH CORPORATION)



                          By: /s/ Craig J. Cerny
                              -----------------------------
                                  Craig J. Cerny, President


                          FIRTSTAR BANK N.A. OVERLAND PARK, A
                          NATIONAL BANKING ASSOCIATION (SUCCESSOR-IN-INTEREST TO MARK TWAIN KANSAS CITY BANK)



                          By: /s/ Lorrie McEachern
                              --------------------
                          Name: Lorrie McEachern
                          Title: Vice President

                                 ACKNOWLEDGMENT

STATE OF                     )
         --------------------
                             )ss.
COUNTY OF                    )
          -------------------

On this day of January 2001, before me appeared Craig J. Cerny, to me personally known, who being by me duly sworn did say that he is the president of Harrington Financial Group, Inc., an Indiana corporation, and said Craig J. Cerny acknowledged execution of the foregoing instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and fixed my official seal the day and year last above written.



                                            ------------------------------
                                            Notary Public

                   FIFTH AMENDED AND RESTATED PROMISSORY NOTE

$12,995,000                                                January 31, 200l

FOR VALUE RECEIVED, the undersigned, HARRINGTON FINANCIAL GROUP, INC., formerly known as Financial Research Corporation, an Indiana corporation ("Maker"), hereby promises to pay to the order of FIRSTAR BANK N. A., OVERLAND PARK, a national banking association and successor-in-interest to Mark Twain Kansas City Bank ("Lender"), at 1101 Walnut, Suite 700, Kansas City, Missouri 64106, or at such other place or places as may be hereafter designated from time to time by the holder hereof, the principal sum of Twelve Million Nine Hundred Ninety-Five Dollars ($12,995,000) or such lesser amount which shall be owing hereunder pursuant to the Loan Agreement dated April 14, 1994, as amended by the First Amendment and Loan Modification Agreement dated July 21, 1995, as amended by the Second Amendment and Loan Modification Agreement dated July 26, 1996, as amended by the Third Amendment and Loan Modification Agreement dated January 13, 1997, as amended by the Fourth Amendment and Loan Modification Agreement dated June 30, 2000, as amended by the Fifth Amendment and Loan Modification Agreement dated of even date herewith between Lender and Maker (collectively, the "Loan Agreement"), together with interest from the date hereof on the whole or any portion of said principal sum that remains outstanding and unpaid hereunder (computed on the basis of a three hundred sixty (360) day year and charged on the actual number of days principal is outstanding) at a rate equal to the Base Rate, adjusted each time the Base Rate changes. The interest rate charged hereunder is-subject to further adjustment as provided in the Loan Agreement.

Unless otherwise specifically defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Loan Agreement. After the date of this Note, the Lender shall have no obligation to make advances hereunder.

Until this Note is paid in full, Maker shall make quarterly interest only payments to Lender at the place designated above on the last Banking Day of each quarter commencing March 1, 2001. The principal balance hereof together with all accrued but unpaid interest and all other charges and amounts payable to Lender, under the Loan Documents, shall automatically be finally due and payable in full, without notice or presentment, on September 30, 2001.

Upon the occurrence of an Event of Default, the interest rate charged hereunder shall automatically increase to three percent (3%) per annum above the Base Rate ("the Default Rate"), without notice to Maker or any other person. Collection of additional interest as a result of any increase of the interest rate charged hereunder to the Default Rate is for the purpose of reasonably compensating Lender for its additional costs and expenses (including but not limited to increased general overhead, disproportionate. concentration of management resources on problem loans, and increased regulatory costs and costs of funds), all of which are difficult to establish precisely. Lender and Maker agree that Lender's collection of any such additional interest is not a fine or penalty but is reasonable compensation to Lender for increased costs and expenses that Lender will incur as in the event of default hereunder. If any interest, costs, expenses, charges, disbursements and fees due hereunder or under any other Loan Document are not paid when due, all such sums shall become principal and shall bear interest at the Default Rate. Collection of interest at the Default Rate shall not limit or impair any rights and remedies of Lender hereunder or under the Loan Documents.

This Note may be prepaid in whole or in part at any time, without penalty or premium.

This Note, the Loan Agreement and the Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any of the Loan Documents or Security Documents at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker. Maker affirms that the indebtedness evidenced hereby is being incurred, and that the proceeds thereof shall be used, solely for business purposes.

Maker and any endorser, guarantor, surety, and all other persons liable for the payment of any sum or sums due or to become due under the terms of this Note severally waive demand, presentment, demand for payment, protest, notices of protest, nonpayment and dishonor, and all other notices except as specifically provided herein, and consent that the time of payment of this Note may be extended, renewed, or modified from time to time, without notice to them or their consent, and further agree that the security for this Note or any portion thereof may from time to time be modified, adjusted or released in whole or in part without affecting the liability of any person liable or becoming liable for the payment of this Note.

Maker and all other persons liable for the payment of any sum or sums due or to become due under the terms of this Note or any other Loan Document shall pay to Lender all costs, expenses, charges, disbursements and attorneys' fees incurred by Lender in connection with the making, origination or administration of the loan or indebtedness evidenced hereby and, if permitted by applicable law, in collecting, enforcing or protecting this Note or any other Loan Document, whether incurred in or out of court, including probate proceedings, appeals and bankruptcy proceedings.

To the extent that any payment or payments to Lender and/or any payment or proceeds of any collateral received by Lender in reduction of the indebtedness evidenced hereby are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Maker as a debtor in possession, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness evidenced hereby intended to have been satisfied by such payment or proceeds shall be revived and shall continue in full force and effect as if such payment or proceeds had never been received by Lender.

Notwithstanding anything herein or in any of the Loan Documents or Security Documents to the contrary, all payments from Maker to Lender shall be applied, in such order and manner as Lender elects in its sole discretion, in reduction of costs, expenses, charges, disbursements and fees payable by Maker hereunder or under any other Loan Document or Security Documents, in reduction of interest due on unpaid principal or in reduction of principal. Lender may, without notice to Maker or any other person, accept one or more partial payments of any sums due or past due hereunder from time to tune while an uncured Event of Default exists hereunder, after Lender accelerates the indebtedness evidenced hereby and/or after Lender commences enforcement of its remedies under the Loan Documents or Security Documents; without thereby waiving any Event of Default, rescinding any acceleration or waiving, delaying or forbearing in the pursuit of any remedies under the Loan Documents. Lender may endorse and deposit any check or other instrument tendered in connection with such a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the indebtedness evidenced hereby.

Maker acknowledges and agrees that time is of the essence hereof.

Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) failure to pay when due any installment of principal or interest on this Note; or (b) the occurrence of any "Event of Default", as defined in the Loan Agreement which is not cured within any applicable cure period contained therein.

Upon the occurrence of any Event of Default, or at any time thereafter when any Event of Default may continue, Lender may, at its option and in its sole discretion, declare the entire principal balance of this Note, all accrued interest, costs, expenses, charges, disbursements and fees payable by Maker hereunder or under any other Loan Document and any other indebtedness evidenced hereby to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note and all other Loan Documents shall become and be in default; matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Loan Document or Security Document to the contrary notwithstanding.

If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction:

Any reference in this Note to a particular gender shall include all genders. Singular references shall include the plural and vice versa

As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Loan Document.

This Note supersedes and replaces the Fourth Amended and Restated Promissory Note dated June 30, 2000 in the original principal amount of $13,000,000 from Maker to Lender.

THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF KANSAS AND SHALL BE GOVERNED AND CONSTRUED GENERALLY ACCORDING TO THE LAWS OF SAID STATE, EXCEPT TO THE EXTENT THAT CREATION, VALIDITY, PERFECTION OR ENFORCEMENT OF ANY LIENS OR SECURITY INTERESTS SECURING THIS NOTE ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

MAKER (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF KANSAS, JOHNSON COUNTY, AND TO THE PROCESS, JURISDICTION AND VENUE OF THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS, FOR PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE LOAN DOCUMENTS OR THE SUBJECT MATTER THEREOF BROUGHT BY LENDER, AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT MAKER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT. FORUM, OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. MOREOVER, MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

MAKER WAIVES PERSONAL SERVICE OF ANY SUMMONS COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR-REGISTERED MAIL DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH IN THE LOAN AGREEMENTS.

NO SETOFF OR COUNTERCLAIM OF ANY KIND CLAIMED BY ANY PERSON LIABLE UNDER THIS NOTE SHALL STAND AS A DEFENSE TO THE JUDICIAL ENFORCEMENT OF THIS NOTE AGAINST ANY SUCH PERSON, IT BEING HEREBY SPECIFICALLY AGREED AND STIPULATED THAT ANY SUCH SETOFF OR COUNTERCLAIM SHALL BE MAINTAINED BY SEPARATE SUIT.

LENDER AND MAKER HEREBY AGREE TO TRIAL BY COURT AND IRREVOCABLY WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING (INCLUDING BUT NOT LIMITED TO ANY COUNTERCLAIM) ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, THE RELATIONSHIP CREATED THEREBY, OR THE ORIGINATION, ADMINISTRATION OR ENFORCEMENT OF THE INDEBTEDNESS EVIDENCED-AND/OR SECURED BY THIS NOTE OR ANY OTHER LOAN DOCUMENT.

Executed by the undersigned Maker on the day and year first above written.

                                  MAKER:

                                  HARRINGTON FINANCIAL GROUP, INC., an
                                  Indiana corporation (formerly known as
                                  Financial Research Corporation)

                                  By: /s/ Craig J. Cerny
                                      -----------------------------
                                          Craig J. Cerny, President

                                 ACKNOWLEDGMENT

STATE OF                     )
        ---------------------
                             )      ss
COUNTY OF                    )
         --------------------

On this _________ day of January 2001, before me appeared Craig J. Cerny, to me personally known who being by me duly sworn, did say that he is the president of Harrington Financial Group, Inc., an Indiana corporation, and said Craig J. Cerny acknowledged execution of the foregoing instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

                                            --------------------------------
                                            Notary Public
My Commission Expires:


-----------------------